EXHIBIT 22



                                 GRIST MILL CO.
                              LIST OF SUBSIDIARIES

                                  MAY 31, 1996



                                                                   Percentage
                                                                    of Voting
                                            State in Which         Securities
                                             Incorporated             Owned
                                             ------------             -----
Grist Mill Confections, Inc. . . . . . . .     Illinois                100%